Exhibit 10.3

FOURTH AMENDMENT TO
AGENUS
2009 EQUITY INCENTIVE PLAN
The 2009 Equity Incentive Plan (as amended) of Agenus, Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 3(a) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:
“Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 14,200,000 shares.”
Except as set forth above, the remainder of the Plan remains in full force and effect.

Approved by the Board of Directors – March 12, 2015
Approved by the Stockholders – June 24, 2015

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